i-80 Gold Completes Further Steps in Support of its Recapitalization Plan

Previously Announced Amendments to Convertible Debenture Indenture and
Closing of Concurrent Private Placement Completed

This news release constitutes a "designated news release" for the purposes of the Company's prospectus supplement dated August 12, 2024, to its short form base shelf prospectus dated June 21, 2024

Reno, Nevada, February 28, 2025 - i-80 GOLD CORP. (TSX:IAU) (NYSE:IAUX) ("i-80 Gold", or the "Company") is pleased to announce the completion of certain amendments to its $65 million convertible debenture indenture dated February 22, 2023 (the "Indenture") as previously disclosed in the Company's press release dated January 13, 2025. Additionally, the Company announces the closing of the private placement with certain insiders of the Company, undertaken concurrently with the previously announced prospectus offering of common shares which closed on January 31, 2025, as previously disclosed in the Company's press releases dated January 27, 2025 and January 31, 2025 (the "Concurrent Private Placement").

The completion and closing of each of Indenture amendments and the Concurrent Private Placement support i-80 Gold's recapitalization plan by improving its near-term liquidity as well as facilitating its refinancing flexibility as it works towards a recapitalization plan intended to better align its capital structure with the Company's long-term growth strategy and development plan.

First Supplemental Indenture to Convertible Debenture Indenture

The Company is pleased to announce that it has entered into a first supplemental indenture to the Indenture (the "Supplemental Indenture") with the TSX Trust Company (the "Trustee") to finalize the proposed amendments to the terms of the terms of the Indenture as previously disclosed in its prior press release on January 13, 2025.

On February 22, 2023, the Company closed a private placement offering of $65 million principal amount of secured convertible debentures (the "Convertible Debentures") pursuant to the Indenture among the Company and the Trustee.

On October 15, 2024, debenture holders representing not less than 66 2/3% of the principal amount of the Convertible Debentures appointed, by written resolution, a committee of the debenture holders (the "Committee"), to exercise, and to direct the Trustee to exercise, on behalf of the debenture holders, the powers of the debenture holders set out in the Indenture.

On February 28, 2025, the Committee delivered to the Company and the Trustee an extraordinary resolution approved by the Committee, acting on behalf of the debenture holders, by instrument in writing effective, to approve the amendments to the Indenture as set forth in the Supplemental Indenture and to authorize and to direct the Trustee to enter into and execute the Supplemental Indenture (the "Amending Resolution").

The Supplement Indenture amends the Indenture, to among other things, provide as follows:

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(i) that the definitions relating to the conversion prices applicable to the conversion of the accrued and unpaid interest on the Convertible Debentures were revised to provide:

(a) the conversion price applicable to the a debenture holder's right to elect to convert outstanding and accrued interest on the Convertible Debentures is equal to the volume weighted average price of i-80 Gold's common shares on the Toronto Stock Exchange ("TSX") during the five trading days immediately preceding the date of the debenture holder's election notice, less a discount of 15%, converted into US dollars at the Bank of Canada rate on such date;

(b) the conversion price applicable to the Company' right to elect to convert outstanding and accrued interest on the Convertible Debentures is equal to equal to the greater of (x) 85% of the average closing price of the i-80 Gold common shares as measured in US dollars on the NYSE American during the 10 business days immediately preceding the date of the Company's election notice, and (y) the volume weighted average price of i-80 Gold common shares on TSX during the five trading days immediately preceding the date of the Company's election notice, less a discount of 15%, converted into US dollars at the Bank of Canada rate on such date;

(ii) that the Company's right to grant security against the McCoy-Cove Project would rank subordinate to the security granted to the debenture holders; and

(iii) the Company with a redemption right in respect of all of the outstanding Convertible Debentures which allows the Company to redeem, in its sole discretion, all of the outstanding Convertible Debentures for cash at a 104% premium of the outstanding principal, along with accrued interest up to the redemption date.

The description of the Supplemental Indenture in this press release, is a summary only, and is not exhaustive nor is it intended as a substitute for reviewing the Supplemental Indenture and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which can be found under the Company's issuer profile on SEDAR+ at www.sedarplus.ca.

Closing of Concurrent Private Placement

The Company is also pleased to announce the closing of the Concurrent Private Placement of an aggregate of 997,871 common shares to certain directors and officers of the Company at a price of C$0.80 per share for gross proceeds of approximately C$798,297. Further to its press release dated January 27, 2025 in connection with its proposed private placement of subscription receipts at a price of $0.80 per subscription receipt involving certain directors and officers of the Company, the Company subsequently received a waiver from the NYSE American from having to obtain shareholder approval for the participation of its directors and officers in an equity financing by the Company at a price that is at a discount to market price and obtained approval to complete the Concurrent Private Placement of common shares to such directors and officers.

All of the subscribers under the Concurrent Private Placement were "insiders" of the Company (the "Insider Participation"). Each of the subscriptions by an "insider" is considered to be a "related party transaction" for purposes of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions ("MI 61-101"). The Insider Participation is exempt from the formal valuation and minority shareholder requirements under MI 61-101 in reliance upon the exemptions contained in section 5.5(a) and 5.7(1)(a), respectively, of MI 61-101 as the fair market value of the transaction, insofar as it involves interested parties, is not more than the 25% of the Company's market capitalization. The Company did not file a material change report more than 21 days before the expected closing date of the Concurrent Private Placement as the details of the Concurrent Private Placement and the Insider Participation were not settled until shortly prior to the closing of the Concurrent Private Placement, and the Company wished to close the Concurrent Private Placement on an expedited basis for sound business reasons.

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All securities issued under the Concurrent Private Placement are subject to a hold period in Canada expiring four months and one day from the date hereof and are subject to a hold period in the United States of at least six months from the date of issuance pursuant to the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"). The Concurrent Private Placement is subject to final acceptance by the Toronto Stock Exchange and the NYSE American.

The Company anticipates using the net proceeds of the Concurrent Private Placement for working capital and general corporate purposes.

The participation of directors and officers in the offering reflects continued confidence in the Company's strategic direction and growth potential.

The securities issued under the Concurrent Private Placement have not been registered under the U.S. Securities Act, or any state or other applicable jurisdiction's securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state or other jurisdictions' securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company with the fourth largest gold mineral resources in the state of Nevada. The recapitalization plan underway is designed to unlock the value of the Company's high-grade gold deposits to create a Nevada mid-tier gold producer. i-80 Gold's common shares are listed on the TSX and the NYSE American under the trading symbol IAU:TSX and IAUX:NYSE. Further information about i-80 Gold's portfolio of assets and long-term growth strategy is available at www.i80gold.com or by email at info@i80gold.com.

For further information, please contact:

Leily Omoumi - VP Corporate Development & Strategy

1.866.525.6450
info@i80gold.com
www.i80gold.com

FORWARD LOOKING INFORMATION

Certain statements in this release constitute "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws, including but not limited to, statements regarding: the use of proceeds in connection with the Concurrent Private Placement; the Company's ability to obtain the approval of the Toronto Stock Exchange and the NYSE American for the Concurrent Private Placement; and the Company's other future plans and expectations, including its recapitalization plan. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as "may", "would", "could", "will", "intend", "expect", "believe", "plan", "anticipate", "estimate", "scheduled", "forecast", "predict" and other similar terminology, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. These statements reflect the Company's current expectations regarding future events, performance and results and speak only as of the date of this release.

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Forward-looking statements and information involve significant risks and uncertainties, should not be read as guarantees of future performance or results and will not necessarily be accurate indicators of whether or not such results will be achieved. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements or information, including, but not limited to: material adverse changes, unexpected changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the company to perform as agreed; social or labour unrest; changes in commodity prices; and the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations. For a more detailed discussion of such risks and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, refer to i-80's filings with Canadian securities regulators, including the most recent Annual Information Form, available on SEDAR+ at www.sedarplus.ca.

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